Exhibit 99.1

FirstEnergy Corp.	For Release: February 10, 2022
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces Fourth Quarter and Full Year
2021 Financial Results
Updates and Affirms Full-Year 2022 GAAP and Operating Guidance
Provides Guidance for First Quarter

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported full-year 2021 GAAP earnings of $1.3 billion, or $2.35 per basic and diluted share of common stock, on revenue of $11.1 billion. In 2020, the company reported GAAP earnings of $1.1 billion, or $1.99 per basic and diluted share of common stock, on revenue of $10.8 billion. Results include the impact of special items listed below.

Operating (non-GAAP) earnings* were $2.60 per share in 2021, compared to $2.39 per share in 2020. This approximately 9% increase reflects continued earnings growth from FirstEnergy’s customer-focused capital investment strategy in its regulated businesses.

“Throughout 2021, our board, leadership team and employees worked together to dramatically reshape FirstEnergy. We’ve taken important steps to optimize operations, deliver a superior customer experience, strengthen our financial position and – most importantly – instill trust and confidence in our company,” said Steven E. Strah, FirstEnergy’s president and chief executive officer. “As we continue building on this progress, I’m confident we will be a premier company, centered on our core values, that delivers an impeccable customer experience and is a leader in the energy transition.”

FirstEnergy updated its full year 2022 GAAP earnings guidance range to $1,375 million to $1,490 million, or $2.41 to $2.61 per share, and affirmed its full-year 2022 operating (non-GAAP) earnings guidance range of $1,315 million to $1,430 million, or $2.30 to $2.50 per share based on 571 million shares outstanding, which reflects the comprehensive settlement in Ohio to refund over $300 million to customers. For the first quarter of 2022, FirstEnergy expects GAAP earnings in the range of $285 million to $345 million, or $0.50 to $0.60 per share, and operating (non-GAAP) earnings of $0.55 to $0.65 per share.

“I am very excited about our company’s future,” Strah said. “Our strategic plan reflects sustainable investments in our regulated businesses to strengthen the grid and lead the energy transition. This includes a capital investment program of approximately $3.3 billion in 2022 – a 15% increase compared to 2021 – with approximately 70% of those investments recovered through formula rates. At the same time, our employee-led FE Forward program is transforming our company into an innovative and forward-thinking utility by modernizing the way we work and the value we provide to customers.”

Fourth Quarter Results

FirstEnergy reported GAAP earnings of $427 million for the fourth quarter of 2021, or $0.77 per basic and diluted share of common stock, on revenue of $2.7 billion. In the fourth quarter of 2020, FirstEnergy reported GAAP earnings of $242 million, or $0.45 per basic and diluted share of common stock, on revenue of $2.5 billion. Results include the impact of special items shown below.

Operating (non-GAAP) earnings for the fourth quarter of 2021 were $0.51 per share, compared to $0.32 per share in the fourth quarter of 2020.

In FirstEnergy’s Regulated Distribution business, fourth quarter 2021 operating results increased due to higher revenues from the implementation of new base rates, capital investment programs, as well as the absence of the charge recognized in the fourth quarter of 2020 associated with forgoing collection of lost distribution revenues. This was partially offset by lower residential demand and higher operating expenses associated with strategic investments to enhance reliability.

Total distribution deliveries for the fourth quarter of 2021 increased 1.1% compared to the fourth quarter of 2020. Residential sales decreased 1.4%, as customers spent less time at home compared to the fourth quarter of 2020. Commercial deliveries increased 1.2%, while sales to industrial customers increased 3.5%, reflecting a gradual recovery from the pandemic and recessionary conditions.

In the Regulated Transmission business, fourth quarter 2021 operating earnings decreased as earnings from the company’s Energizing the Future initiative were offset by higher net financing costs and other charges.

In the Corporate/Other segment, fourth quarter 2021 operating results improved, reflecting lower corporate support expenses and higher discrete income tax benefits compared to the fourth quarter of 2020.

Full-Year 2021 Segment Results

In the Distribution business, operating earnings increased for the full year of 2021 compared to 2020, primarily due to higher customer demand, revenues from the implementation of new base rates and capital investments programs, and lower operating expenses. These were offset by the absence of decoupling revenues in 2021 and higher interest expense.

Total distribution deliveries in 2021 increased 2.4% compared to 2020, primarily reflecting higher weather-related usage as well as economic recovery in the commercial and industrial sector. Residential sales increased 1.2%, while commercial and industrial deliveries increased by 2.3% and 3.8% respectively. When adjusted for the impact of weather, total deliveries increased by 1.5% due to higher demand by commercial and industrial customers, partially offset by a slight decrease in usage by residential customers.

In the Regulated Transmission business, full-year 2021 operating earnings benefited from continued rate base growth, but this was offset by higher interest expense, prior-year formula rate true-ups and other charges.

In the Corporate/Other segment, 2021 operating results improved compared to 2020 primarily due to lower corporate support expenses and higher discrete income tax benefits associated with claimed federal tax credits and resolution of certain federal tax matters, partially offset by higher interest expense.

Consolidated GAAP Earnings to Operating (Non-GAAP) EPS* Reconciliation
	Fourth Quarter		Full Year		2022 Estimates
	2021	2020	2021	2020	First Quarter	Full Year
Net Income (GAAP) - $M	$427	$242	$1,283	$1,079	$285 - $345	$1,375 - $1,490
Basic EPS (GAAP)	$0.77	$0.45	$2.35	$1.99	$0.50 - $0.60	$2.41 - $2.61
Excluding Special Items*:
Pension/OPEB Mark-to-market adjustments	(0.47)	0.01	(0.48)	0.60	—	—
Regulatory charges	0.22	—	0.30	0.01	—	—
Asset impairment	—	—	0.01	—	—	—
Exit of Generation	(0.08)	(0.14)	(0.19)	(0.21)	—	—
State tax legislative changes	—	—	0.02	—	—	—
Investigation and other related costs (credits)	0.07	—	0.58	—	—	(0.16)
FE Forward cost to achieve	—	—	0.01	—	—	—
Debt-related costs	—	—	—	—	0.05	0.05
Total Special Items*	(0.26)	(0.13)	0.25	0.40	0.05	(0.11)
Operating EPS (Non-GAAP)	$0.51	$0.32	$2.60	$2.39	$0.55 - $0.65	$2.30 - $2.50

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect, which ranges from 21% to 29% in all periods, was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable.

Non-GAAP financial measures
* Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the Company's performance by segment and references this non-GAAP financial measure in its decision making. Basic (GAAP) EPS and Operating EPS and Basic (GAAP) EPS and Operating EPS for each segment are calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by 542 million shares for full year 2020, 543 million shares for fourth quarter of 2020, 545 million shares for full year 2021, 550 million shares for the fourth quarter of 2021, and 571 million shares for the first quarter and full year 2022. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share and Operating earnings (loss) per share by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Investor Materials and Teleconference
FirstEnergy’s Strategic and Financial Highlights and Investor Factbook are posted on the company’s Investor Information website – www.firstenergycorp.com/ir. To access the report, click on the Fourth Quarter 2021 Financial Results link.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 9 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Fourth Quarter 2021 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: risks associated with obtaining court approval of the definitive settlement agreement in the derivative cases, the potential liabilities, increased costs and unanticipated developments resulting from governmental investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly, and related matters including potential adverse impacts on federal or state regulatory matters including, but not limited to, matters relating to rates; the potential of non-compliance with debt covenants in our credit facilities; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of the minority interest in FirstEnergy Transmission, LLC; economic and weather conditions affecting future operating results, such as a recession, significant weather events and other natural disasters, and associated regulatory events or actions in response to such conditions; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of the COVID-19 pandemic and the related impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, additional costs, workforce impacts and governmental and regulatory responses to the pandemic, such as moratoriums on utility disconnections and workforce vaccination mandates; the effectiveness of our pandemic and business continuity plans, the precautionary measures we are taking on behalf of our customers, contractors and employees, our customers’ ability to make their utility payment and the potential for supply-chain disruptions; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, the impact of climate change or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions, including recession and inflationary pressure, affecting us and/or our customers and those vendors with which we do business; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts, or causing us to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock and outstanding preferred stock, if any, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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